UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2013 (March 12, 2013)

ALEXZA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51820	77-0567768
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Alexza Pharmaceuticals, Inc. 2091 Stierlin Court Mountain View, California	94043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 944-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On March 12, 2013, the Board of Directors (the “Board”) of Alexza Pharmaceuticals, Inc., a Delaware corporation (the “Company”) appointed Mr. Peter Schineller, age 52, as Senior Vice President and Chief Commercial Officer. A copy of the press release relating to Mr. Schineller’s appointment is attached hereto as Exhibit 99.1.

From September 2012 until February 2013, Mr. Schineller served as Senior Vice President and General Manager at Ventana Medical Systems, a diagnostic company owned by Roche. From August 2011 to September 2012, Mr. Schineller was a Principal at the Fidelis Consulting Group, providing commercial consulting expertise to the healthcare industry. From July 2010 to July 2011, Mr. Schineller was Senior Vice President Sales, Marketing and Commercial Operations at Genoptix Medical Laboratories, a diagnostic company which was acquired by Novartis. From July 2008 to July 2010, Mr. Schineller was with Cypress Bioscience, a pharmaceutical company, serving as its Vice President Sales, Diagnostic Marketing and Managed Healthcare from August 2008 until his departure. From November 2002 to June 2008, Mr. Schineller was Co-Founder and Senior Vice President, Sales and Marketing at Verus Pharmaceuticals, and he has also previously held positions at Elan Biopharmaceuticals, Inc., Dura Pharmaceuticals, Inc. and Abbott Laboratories, Inc. Prior to entering the healthcare industry, Mr. Schineller served as a Commissioned Officer in the United States Marine Corps where he attained the rank of Captain. Mr. Schineller holds a BA degree from the State University of New York at Stony Brook.

Pursuant to the terms of the Company’s offer letter to Mr. Schineller, he will receive a base annual salary of $350,000 and will be eligible to participate in the Company’s benefit and compensation plans, including the 2013 Bonus Plan. Mr. Schineller has been assigned an annual target bonus as a percentage of salary of 40%, which is consistent with the target bonus percentages for senior vice presidents under the 2013 Bonus Plan, and which is payable at the end of 2013 contingent on the Company meeting certain corporate goals and Mr. Schineller achieving a specified individual performance rating. Mr. Schineller received an option to purchase 30,000 shares of Common Stock at an exercise price of $4.41 under the Company’s 2005 Equity Incentive Plan. He will also receive a signing bonus of $30,000. The Company will pay customary relocation expenses actually incurred by Mr. Schineller.

Mr. Schineller has entered into (i) an Indemnity Agreement with the Company, which provides, among other things, that the Company will indemnify Mr. Schineller, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he may be required to pay in actions or proceedings that he is or may be made a party by reason of his position as an officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company’s Restated Certificate of Incorporation and Bylaws, and (ii) a Change of Control Agreement with the Company, which provides for severance benefits and for the acceleration of then unvested stock options and restricted stock units in the event of termination in connection with a change of control of the Company. The terms of the change of control agreements that the Company has entered into with each of its executive officers, including Mr. Schineller, are more fully described in the information specifically incorporated by reference into Item 11 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 from its definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission (“SEC”) on April 27, 2012. The foregoing summary of the Change of Control Agreement and the Indemnity Agreement is qualified in its entirety by reference to the form of change of control agreement that the Company filed as an exhibit to its Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as filed with the SEC on March 10, 2009, the form of amendment to change of control agreement filed as an exhibit to its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2009, as filed with the SEC on August 5, 2009, and the form of indemnity agreement that the Company filed as an exhibit to its Form 8-K filed with the SEC on July 14, 2008.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release, dated March 13, 2013, entitled “Peter W. Schineller Joins Alexza Pharmaceuticals as Senior Vice President and Chief Commercial Officer.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXZA PHARMACEUTICALS, INC.

Date: March 13, 2013

	By:	/s/ Thomas B. King
Thomas B. King President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release, dated March 13, 2013, entitled “Peter W. Schineller Joins Alexza Pharmaceuticals as Senior Vice President and Chief Commercial Officer.”